PROSPECTUS SUPPLEMENT (to Prospectus Dated April 2, 2015)	Filed Pursuant to Rule 424(b)(5) Commission File No. 333-202954

572,500 Shares

Common Stock

We are offering directly to certain investors 572,500 shares of our common stock, par value $0.01 per share.

Our common stock is listed on NASDAQ Capital Market under the symbol “PCYG.”  As of April 9, 2015, the aggregate market value of our outstanding shares of common stock held by non-affiliates was approximately $128,321,616, based on 10,224,830 shares of outstanding common stock held by non-affiliates as of such date, and a price per share of $12.55, the closing price for our common stock on April 9, 2015, as reported by the NASDAQ Capital Market. For a more detailed description of our common stock, see “Description of Securities We Are Offering” on page S-14.

We are selling the shares of common stock offered hereby directly to investors.  We have retained Brean Capital, LLC (the “Placement Agent”) to act as our exclusive placement agent in connection with this offering on a “best efforts” basis to solicit offers to purchase our common stock and we have agreed to pay the Placement Agent a fee of 5% of the aggregate gross proceeds in this offering.  The Placement Agent is not purchasing or selling any shares of our common stock pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares of our common stock.  See “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding these arrangements.

We expect that delivery of the shares of common stock being offered pursuant to this prospectus supplement will be made to the purchasers within five business days after completion of the offering. We have not offered any securities during the 12 calendar months prior to and including the date of this prospectus pursuant to General Instruction I.B.1 of Form S-3.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus and other information we file with the Securities and Exchange Commission before you invest.  Investing in our securities involves a high degree of risk.  These risks are described under the caption “Risk Factors” beginning on page S-5 of this prospectus supplement and page 4 of the accompanying base prospectus and the documents incorporated by reference herein or therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$12.50	$7,156,250
Placement Agent’s Fee	$0.625	$357,813
Proceeds to Park City Group (before expenses)	$11.875	$6,798,437

Placement Agent

BREAN CAPITAL, LLC

Prospectus Supplement dated April 10, 2015

PARK CITY GROUP, INC.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 (File No. 333-202954) that we have filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process.

The two parts of this document include: (i) this prospectus supplement, which describes the specific details regarding this offering of shares of common stock; and (ii) the accompanying base prospectus, which provides a general description of the securities we may offer, from time to time under the registration statement. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statements so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read on the SEC website or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different or additional information, and we take no responsibility for any other information that others may give you. If you receive any other information, you should not rely on it.

This prospectus supplement and the accompanying base prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which this prospectus supplement relates, nor do this prospectus supplement and the accompanying base prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate at any date other than the date indicated on the cover page of this prospectus supplement or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations or prospects may have changed since that date.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed in connection with this offering or that we may otherwise publicly file in the future because any such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may represent the parties’ risk allocation in the particular transaction, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or may no longer continue to be true as of any given date.

The words “we,” “our,” “us,” “the Company,” “Park City Group,” and “Registrant” in this prospectus supplement and base prospectus refer to Park City Group, Inc., unless we indicate otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1943, as amended. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate”, “expect”, “intend”, “plan”, “will”, “the Company believes”, “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.  Forward-looking statements include, but are not limited to, statements about:

●	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers' requirements;
●	the renewal rates for our service;
●	the amount and timing of operating costs and capital expenditures related to the operations and expansion of our business;
●	changes in our pricing policies whether initiated by us or as a result of competition;
●	the cost, timing and management effort for the introduction of new features to our service;
●	the rate of expansion and productivity of our sales force;
●	new product and service introductions by our competitors;
●	variations in the revenue mix of editions or versions of our service;
●	technical difficulties or interruptions in our service;
●
general economic conditions that may adversely affect either our customers' ability or willingness to purchase additional subscriptions or upgrade their service, or delay a prospective customers' purchasing decision, or reduce the value of new subscription contracts or affect renewal rates;

●	timing of additional investments in our enterprise cloud computing application and platform services and in our consulting service;
●	regulatory compliance costs;
●	the timing of customer payments and payment defaults by customers;
●	extraordinary expenses such as litigation or other dispute-related settlement payments;
●	the impact of new accounting pronouncements; and
●	the timing of stock awards to employees and the related financial statement impact.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See the section titled “Risk Factors” and elsewhere in this prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all the information you should consider before buying our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement.  You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying base prospectus and in other periodic reports incorporated herein by reference.

Unless the context otherwise requires, we use the terms “Park City Group,” the “Company,” “we,” “us” and “our” in this prospectus to refer to Park City Group, Inc. and its subsidiaries on a consolidated basis.

Overview

 We are a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  Our service increases our customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

 Our services are delivered principally though proprietary software products designed, developed, marketed and supported by the Company.  These products are designed to facilitate improved business processes among all key constituents in the supply chain, starting with the retailer and moving back to suppliers and eventually raw material providers.  In addition, the Company has built a consulting practice for business process improvement that centers around the Company’s proprietary software products and through establishment of a neutral and “trusted” third party relationship between retailers and suppliers.  The principal markets for the Company's products are multi-store retail and convenience store chains, branded food manufacturers, suppliers and distributors and manufacturing companies.

 Historically, the Company offered applications and related maintenance contracts to new customers for a one-time, non-recurring up front license fee.  Although not completely abandoning the license fee and maintenance model, since the acquisition of Prescient Applied Intelligence, Inc. (“Prescient”) in January 2009, the Company has focused its strategic initiatives and resources to marketing and selling prospective customers a subscription for its product offerings.  In support of this strategic shift toward a subscription-based model, the Company has scaled its contracting process, streamlined its customer on-boarding and implemented a financial package that integrates multiple systems in an automated fashion. As a result, subscription based revenue has grown from $203,000 for the 2008 fiscal year to approximately $9.4 million in the year ended June 30, 2014.  During that same period our revenue has transitioned from 6% subscription revenue and 94% license and other revenue basis to 79% subscription revenue and 21% license and other revenue.

 The Company is incorporated in the state of Nevada.  The Company has two subsidiaries, PC Group, Inc. (formerly, Park City Group, Inc.), a Utah corporation (98.76% owned), and Park City Group, Inc. (formerly, Prescient Applied Intelligence, Inc.), a Delaware corporation (100% owned).  All intercompany transactions and balances have been eliminated in consolidation.

 Our principal executive offices of the Company are located at 299 South Main Street, Suite 2370, Salt Lake City, Utah 84111.  Our telephone number is (435) 645-2000.  Our website address is http://www.parkcitygroup.com.

Recent Developments

ReposiTrak Letter of Intent

On February 5, 2015, the Company entered into a Letter of Intent (the "LOI") with Leavitt Partners, LP and LP Special Asset 4, LLC (together, "Leavitt") to acquire 346,668 shares of capital stock of ReposiTrak, Inc. ("ReposiTrak") owned by Leavitt in consideration for the issuance to Leavitt of 537,439 restricted shares of the Company's common stock. In addition, the Company has entered into similar agreements with other stockholders of ReposiTrak to acquire the remaining outstanding shares of capital stock of ReposiTrak. In total, upon closing of the transactions contemplated by the LOI and the related agreements, the Company intends to issue 873,437 restricted shares of the Company's common stock in exchange for all of the outstanding shares of capital stock of ReposiTrak (“ReposiTrak Shares”).

The LOI has certain binding and non-binding obligations, including the purchase price, which is not subject to adjustment. However, the transaction is subject to various conditions to closing, including the Company's satisfactory completion of due diligence, compliance with certain rules and regulations, and approval of definitive agreements.

Series B Restructuring

On February 4, 2015, the holders of the Company’s Series B Convertible Preferred Stock (“Series B Preferred”), consisting of the Chief Executive Officer, his spouse, and a director (the “Holders”), entered into a restructuring agreement (the “Restructuring Agreement”), pursuant to which the Holders consented to the amendment (the “Series B Amendment”) to the Certificate of Designation of the Relative Rights, Powers and Preference of the Series B Preferred (the “Series B Certificate of Designation”), resulting in the following: (i) the rate at which the Series B Preferred accrues dividends was decreased from 15% per annum (which interest rate increases to 18% on July 1, 2015) to 7% per annum if paid by the Company in cash, or 9% if paid by the Company in PIK Shares (as defined below); (ii) the Company may now elect to pay accrued dividends on outstanding shares of Series B Preferred in either cash or by the issuance of additional shares of Series B Preferred (“PIK Shares”); (iii) the conversion feature of the Series B Preferred was eliminated; and (iv) the number of shares of the Company's preferred stock designated as Series B Preferred was increased from 600,000 to 900,000 shares to provide for the potential issuance of PIK Shares (the “Series B Restructuring”). In consideration for the Series B Restructuring, the Company proposed to issue to the Holders: (y) an aggregate of 214,198 additional shares of Series B Preferred, which shares had a stated value equal to the amount that, but for the Series B Restructuring, would have been paid to the Holders as dividends over the next five years (“Additional Shares”); and (z) five-year warrants to purchase an aggregate of 1,085,068 shares of common stock for $4.00 per share (“Series B Warrants”), an amount and per share purchase price equal to what the Holders would otherwise be entitled to receive upon conversion of their shares of Series B Preferred (“Warrant Shares”).

The terms of the Series B Restructuring were amended on March 31, 2015 as follows: (i) the Series B Certificate of Designation was further amended to (x) reduce the number of shares of the Company’s preferred stock designated thereunder from 900,000 to 600,000, (y) require that, should the Company pay dividends on the Series B Preferred in PIK Shares, shares of a newly created non-voting, non-convertible Series B-1 Preferred Stock (“Series B-1 Preferred”) will be issued, rather than shares of Series B Preferred, and (z) in the event any Holder elects to exercise a Series B Warrant, one share of Series B Preferred will be automatically converted into one share of Series B-1 Preferred for every 2.5 Warrant Shares received by such Holder; and (ii) the Restructuring Agreement was amended to substitute the Additional Shares for shares of Series B-1 Preferred (the “Second Series B Amendment”). The Second Series B Amendment and the Certificate of Designation of the Relative Rights, Powers and Preferences of the Series B-1 Preferred were filed with the Nevada Secretary of State on March 31, 2015.  The terms of the Series B Restructuring were amended in order to avoid the increase in voting rights caused by the original Series B Restructuring.

THE OFFERING
Issuer	Park City Group, Inc.
Securities Offered	572,500 shares of our common stock.
Common Stock Outstanding prior to the Offering	17,403,720
Common Stock Outstanding after the Offering	17,976,220
Use of Proceeds
We intend to use the net proceeds from this offering for general corporate purposes. These purposes may include, among other things, acquisition of securities of ReposiTrak, additions to working capital, or other corporate obligations, including financing of capital expenditures and acquisitions and investment in existing and future projects.

See “Use of Proceeds” on page S-13 of this prospectus supplement.

Exchange	Our common stock is quoted on the NASDAQ Capital Market under the symbol “PCYG”.
Risk Factors	Investing in our common stock involves significant risk. See “Risk Factors” for a discussion of the risks associated with an investment in our common stock.

RISK FACTORS

An investment in the securities offered hereby involves a high degree of risk. Before investing in our securities, you should consider carefully the specific risks detailed in this “Risk Factors” section. Our business, operating results and financial condition could be harmed by any of the following risks.  The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to the Company

The Company has incurred losses in the past and there can be no assurance that the Company will operate profitably in the future.

The Company’s marketing strategy emphasizes sales of subscription-based services, instead of annual licenses, and contracting with suppliers (“spokes”) to connect to our clients (“hubs”).  This strategy has resulted in the development of a foundation of hubs to which suppliers can be  “connected”, thereby accelerating future growth. If, however, this marketing strategy fails, revenue and operations will be negatively affected.

                The Company had a net loss of $540,876 during the quarter ended December 31, 2014 and $2,490,145 for the year ended June 30, 2014, compared to a net loss of $550,085 during the quarter ended December 31, 2013 and a net income of $257,487 for the year ended June 30, 2013.  There can be no assurance that the Company will return to profitability, or reliably or consistently operate profitably in future periods. If the Company does not operate profitably in the future, the Company’s current cash resources will be used to fund the Company’s operating losses.  Continued losses would have an adverse effect on the long-term value of the Company’s common stock and any investment in the Company.  The Company cannot give any assurance that the Company will continue to generate revenue or have sustainable profits.

Although the Company’s cash resources are currently sufficient, the Company’s long-term liquidity and capital requirements may be difficult to predict, which may adversely affect the Company’s long-term cash position.

Historically, the Company has been successful in raising capital when necessary, including stock issuances and securing loans from its officers and directors, including its Chief Executive Officer and majority stockholder, in order to pay its indebtedness and fund its operations, in addition to cash flow from operations. The Company anticipates that it will have adequate cash resources to fund its operations and satisfy its debt obligations for at least the next 12 months, if not longer.

                If the Company is required to seek additional financing in the future in order to fund its operations, retire its indebtedness and otherwise carry out its business plan, there can be no assurance that such financing will be available on acceptable terms, or at all, and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the Company’s best interests.

We face certain risks in acquiring the capital stock of ReposiTrak, the failure of which may adversely affect our future operating results.

     We have executed letters of intent to acquire 100% of the capital stock of ReposiTrak, subject to various conditions to closing, including the Company¹s satisfactory completion of due diligence, compliance with certain rules and regulations, approval of definitive agreements, among others.  In the event we fail to acquire the capital stock of ReposiTrak, and otherwise determine not to exercise our option to acquire ReposiTrak, our future operating results may be materially and adversely affected, including the market price of our common stock.

The Company faces risks associated with new product introductions, and because of its contractual obligation to provide management services to ReposiTrak, those risks include risks associated with ReposiTrak™.

               The first installations of ReposiTrak™ began in August 2012, and market and product data related to these implementations is still being analyzed. The Company also continually receives and analyzes market and product data on other products, and the Company may endeavor to develop and commercialize new product offerings based on this data.  The following risks apply to ReposiTrak™ and other potential new product offerings:

●
it may be difficult for the Company to predict the amount of service and technological resources that will be needed by customers of ReposiTrak™ or other new offerings, and if the Company underestimates the necessary resources, the quality of its service will be negatively impacted thereby undermining the value of the product to the customer;

●	the Company lacks experience with ReposiTrak™ and the market acceptance to accurately predict if it will be a profitable product;

●
technological issues between the Company and customers may be experienced in capturing data, and these technological issues may result in unforeseen conflicts or technological setbacks when implementing additional installations of ReposiTrak™. This may result in material delays and even result in a termination of the ReposiTrak™ engagement;

●	the customer’s experience with ReposiTrak™ and other new offerings, if negative, may prevent the Company from having an opportunity to sell additional products and services to that customer;

●
if customers do not use ReposiTrak™ as the Company recommends and fails to implement any needed corrective action(s), it is unlikely that customers will experience the business benefits from the software and may therefore be hesitant to continue the engagement as well as acquire any additional software products from the Company; and

●	delays in proceeding with the implementation of ReposiTrak™ or other new products for a new customer will negatively affect the Company’s cash flow and its ability to predict cash flow.

ReposiTrak owes certain fees to the Company under the current contractual relationship between the Company and ReposiTrak, resulting in ReposiTrak issuing the Company promissory notes in order to make required payments, totaling approximately $4.2 million at December 31, 2014.

Under the terms of the Omnibus Subscription, Management and Option Agreement by and between the Company, ReposiTrak and Levitt (the “Omnibus Agreement”), and in consideration for a warrant to acquire the majority interest in ReposiTrak, effective June 30, 2013, the Company accepted from ReposiTrak a promissory note in the principal amount of approximately $1.62 million, representing annual fees due and owing the Company at June 30, 2013 under the terms of the initial Subscription Agreement and Management and Operating Agreement between the Company and ReposiTrak, dated April 1, 2012. The Company purchased additional notes from ReposiTrak in the aggregate principal amounts of approximately $1.2 million and $1.1 million during the year ended June 30, 2014 and six months ended December 31, 2014, respectively. The current amount of the outstanding notes from ReposiTrak, including interest accrued on the notes, is approximately $4.2 million.  ReposiTrak may make future payments to the Company for annual and other fees due the Company under the terms of the Omnibus Agreement in the form of additional promissory notes.  In the event of a default under any such notes, the Company’s financial results, including its financial condition, may be adversely and materially affected.

Approximately 15% of our subscription revenue and 41% of our other revenue during the quarter ended December 31, 2014 was attributable to ReposiTrak.  In the event the market for ReposiTrak’s services fails to develop as anticipated, or ReposiTrak is otherwise unable to execute its business plan, our financial condition and results of operations may be materially and adversely affected.

The Company recognized approximately $714,000 and $2.3 million in subscription and management fees from ReposiTrak during the period ended December 31, 2014 and the year ended June 30, 2014, which was 15% and 20% of total subscription revenue, respectively. Of the $663,000 in fees paid to us during the quarter ended December 31, 2014 by ReposiTrak, approximately $663,000 was paid by ReposiTrak in cash from proceeds of promissory notes purchased by the Company. In the event the market for ReposiTrak’s services fails to develop as anticipated, or ReposiTrak is otherwise unable to execute its business plan, the Company’s financial results, including its financial condition, may be adversely affected.

Quarterly and annual operating results may fluctuate, which makes it difficult to predict future performance.

                Management expects a significant portion of the Company’s revenue stream to come from the sale of subscriptions, and to a lesser extent, license sales, maintenance and services charged to new customers.  These amounts will fluctuate because predicting future sales is difficult and involves speculation.  In addition, the Company may potentially experience significant fluctuations in future operating results caused by a variety of factors, many of which are outside of its control, including:

●	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers' requirements;
●	the renewal rates for our service;

●	the amount and timing of operating costs and capital expenditures related to the operations and expansion of our business;
●	changes in our pricing policies whether initiated by us or as a result of competition;
●	the cost, timing and management effort for the introduction of new features to our service;
●	the rate of expansion and productivity of our sales force;

●	new product and service introductions by our competitors;
●	variations in the revenue mix of editions or versions of our service;
●	technical difficulties or interruptions in our service;
●
general economic conditions that may adversely affect either our customers' ability or willingness to purchase additional subscriptions or upgrade their service, or delay a prospective customers' purchasing decision, or reduce the value of new subscription contracts or affect renewal rates;

●	timing of additional investments in our enterprise cloud computing application and platform services and in our consulting service;
●	regulatory compliance costs;
●	the timing of customer payments and payment defaults by customers;
●	extraordinary expenses such as litigation or other dispute-related settlement payments;
●	the impact of new accounting pronouncements; and
●	the timing of stock awards to employees and the related financial statement impact.

Future operating results may fluctuate because of the foregoing factors, making it difficult to predict operating results.  Period-to-period comparisons of operating results are not necessarily meaningful and should not be relied upon as an indicator of future performance.  In addition, a relatively large portion of the Company’s expenses will be fixed in the short-term, particularly with respect to facilities and personnel.  Therefore, future operating results will be particularly sensitive to fluctuations in revenue because of these and other short-term fixed costs.

The Company will need to effectively manage its growth in order to achieve and sustain profitability.  The Company’s failure to manage growth effectively could reduce its sales growth and result in continued net losses.

To achieve continual and consistent profitable operations on a fiscal year on-going basis, the Company must have significant growth in its revenue from its products and services, specifically subscription-based services.  If the Company is able to achieve significant growth in future subscription sales, and expands the scope of its operations, the Company’s management, financial condition, operational capabilities, and procedures and controls could be strained.  The Company cannot be certain that its existing or any additional capabilities, procedures, systems, or controls will be adequate to support the Company’s operations.  The Company may not be able to design, implement or improve its capabilities, procedures, systems or controls in a timely and cost-effective manner.  Failure to implement, improve and expand the Company’s capabilities, procedures, systems or controls in an efficient and timely manner could reduce the Company’s sales growth and result in a reduction of profitability or increase of net losses.

The Company’s officers and directors have significant control over it, which may lead to conflicts with other stockholders over corporate governance.

The Company’s officers and directors, including our Chief Executive Officer, Randall K. Fields, control approximately 35% of the Company’s common stock.  Mr. Fields, individually, controls 26% of the Company’s common stock. Consequently, Mr. Fields individually, and the Company’s officers and directors, as stockholders acting together, are able to significantly influence all matters requiring approval by the Company’s stockholders, including the election of directors and significant corporate transactions, such as mergers or other business combination transactions.

The Company’s corporate charter contains authorized, unissued “blank check” preferred stock issuable without stockholder approval with the effect of diluting then current stockholder interests.

The Company’s certificate of incorporation currently authorizes the issuance of up to 30.0 million shares of ‘blank check’ preferred stock with designations, rights, and preferences as may be determined from time to time by the Company’s Board of Directors.  As of April 9, 2015, a total of 600,000 shares of Series B Preferred Stock ("Series B Preferred") and 42,829 shares of Series B-1 Preferred Stock ("Series B-1 Preferred") were issued and outstanding.  The Company’s board of directors is empowered, without stockholder approval, to issue one or more additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights that could dilute the interest of, or impair the voting power of, the Company’s common stockholders.  The issuance of an additional series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

Because the Company has never paid dividends on its common stock, investors should exercise caution before making an investment in the Company.

The Company has never paid dividends on its common stock and does not anticipate the declaration of any dividends pertaining to its common stock in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of the Company’s business.  The Company’s board of directors will determine future dividend policy at their sole discretion and future dividends will be contingent upon future earnings, if any, obligations of the stock issued, the Company’s financial condition, capital requirements, general business conditions and other factors.  Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by the Company in the future.  Therefore, there can be no assurance that dividends will ever be paid on its common stock.

The Company’s business is dependent upon the continued services of the Company’s founder and Chief Executive Officer, Randall K. Fields; should the Company lose the services of Mr. Fields, the Company’s operations will be negatively impacted.

The Company’s business is dependent upon the expertise of its founder and Chief Executive Officer, Randall K. Fields.  Mr. Fields is essential to the Company’s operations.  Accordingly, an investor must rely on Mr. Fields’ management decisions that will continue to control the Company’s business affairs.  The Company currently maintains key man insurance on Mr. Fields’ life in the amount of $5,000,000; however, that coverage would be inadequate to compensate for the loss of his services. The loss of the services of Mr. Fields would have a materially adverse effect upon the Company’s business.

If the Company is unable to attract and retain qualified personnel, the Company may be unable to develop, retain or expand the staff necessary to support its operational business needs.

The Company’s current and future success depends on its ability to identify, attract, hire, train, retain and motivate various employees, including skilled software development, technical, managerial, sales, marketing and customer service personnel. Competition for such employees is intense and the Company may be unable to attract or retain such professionals. If the Company fails to attract and retain these professionals, the Company’s revenue and expansion plans may be negatively impacted.

The Company’s officers and directors have limited liability and indemnification rights under the Company’s organizational documents, which may impact its results.

The Company’s officers and directors are required to exercise good faith and high integrity in the management of the Company’s affairs.  The Company’s certificate of incorporation and bylaws, however, provide, that the officers and directors shall have no liability to the stockholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase or derived an improper benefit from the transaction. As a result, an investor may have a more limited right to action than he would have had if such a provision were not present. The Company’s certificate of incorporation and bylaws also require it to indemnify the Company’s officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate the Company’s business or conduct the Company’s internal affairs, provided that the officers and directors reasonably believe such actions to be in, or not opposed to, the Company’s best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Business Operations Risks

If the Company’s marketing strategy fails, its revenue and operations will be negatively affected.

The Company plans to concentrate its future sales efforts towards marketing the Company’s applications and services, and specifically to contract with suppliers (“spokes”) to connect to our existing retail customers (“hubs”) previously signed up by the Company. These applications and services are designed to be highly flexible so that they can work in multiple retail and supplier environments such as grocery stores, convenience stores, specialty retail and route-based delivery environments.  There is no assurance that the public will accept the Company’s applications and services in proportion to the Company’s increased marketing of this product line, or that the Company will be able to successfully leverage its hubs to increase revenue by connecting suppliers.  The Company may face significant competition that may negatively affect demand for its applications and services, including the public’s preference for the Company’s competitors’ new product releases or updates over the Company’s releases or updates.  If the Company’s applications and services marketing strategies fail, the Company will need to refocus its marketing strategy toward other product offerings, which could lead to increased development and marketing costs, delayed revenue streams, and otherwise negatively affect the Company’s operations.

Because the Company’s emphasis is on the sale of subscription based services, rather than annual license fees, the Company’s revenue may be negatively affected.

Historically, the Company offered applications and related maintenance contracts to new customers for a one-time, non-recurring up front license fee and provided an option for annually renewing their maintenance agreements.  The Company is now principally offering prospective customers monthly subscription based licensing of its products.  The Company’s customers may now choose to acquire a license to use the software on an Application Solution Provider basis (also referred to as “ASP”) resulting in monthly charges for use of the Company’s software products and maintenance fees.  The Company’s conversion from a strategy of one-time, non-recurring licensing based model to a monthly recurring fees based approach is subject to the following risks:

●	the Company’s customers may prefer one-time fees rather than monthly fees; and

●
there may be a threshold level (number of locations) at which the monthly based fee structure may not be economical to the customer, and a request to convert from monthly fees to an annual fee could occur.

The Company faces threats from competing and emerging technologies that may affect its profitability.

Markets for the Company’s type of software products and that of its competitors are characterized by:

●	development of new software, software solutions or enhancements that are subject to constant change;

●	rapidly evolving technological change; and

●	unanticipated changes in customer needs.

Because these markets are subject to such rapid change, the life cycle of the Company’s products is difficult to predict.  As a result, the Company is subject to the following risks:

●	whether or how the Company will respond to technological changes in a timely or cost-effective manner;
●
whether the products or technologies developed by the Company’s competitors will render the Company’s products and services obsolete or shorten the life cycle of the Company’s products and services; and

●	whether the Company’s products and services will achieve market acceptance.

Interruptions or delays in service from our third-party data center hosting facility could impair the delivery of our service and harm our business.

We currently serve our customers from a third-party data center hosting facility located in the United States. Any damage to, or failure of, our systems generally could result in interruptions in our service. As we continue to add capacity, we may move or transfer our data and our customers' data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our service. Further, any damage to, or failure of, our systems generally could result in interruptions in our service. Interruptions in our service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable.

As part of our current disaster recovery arrangements, our production environment and all of our customers' data is currently replicated in near real-time in a separate facility physically located in a different geographic region of the United States. Companies and products added through acquisition may be temporarily served through an alternate facility. We do not control the operation of these facilities, and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our service. Even with the disaster recovery arrangements, our service could be interrupted.

If our security measures are breached and unauthorized access is obtained to a customer's data, our data or our information technology systems, our service may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

Our service involves the storage and transmission of customers' proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise during transfer of data to additional data centers or at any time, and result in someone obtaining unauthorized access to our customers' data or our data, including our intellectual property and other confidential business information, or our information technology systems. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our customers' data or our data, including our intellectual property and other confidential business information, or our information technology systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in a loss of confidence in the security of our service, damage our reputation, disrupt our business, lead to legal liability and negatively impact our future sales.

We cannot accurately predict subscription renewal or upgrade rates and the impact these rates may have on our future revenue and operating results.

Our customers have no obligation to renew their subscriptions for our service after the expiration of their initial subscription period. Our renewal rates may decline or fluctuate as a result of a number of factors, including customer dissatisfaction with our service, customers' ability to continue their operations and spending levels, and deteriorating general economic conditions. If our customers do not renew their subscriptions for our service or reduce the level of service at the time of renewal, our revenue will decline and our business will suffer.

Our future success also depends in part on our ability to sell additional features and services, more subscriptions or enhanced editions of our service to our current customers. This may also require increasingly sophisticated and costly sales efforts that are targeted at senior management. Similarly, the rate at which our customers purchase new or enhanced services depends on a number of factors, including general economic conditions. If our efforts to upsell to our customers are not successful, our business may suffer.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

               Our overall performance depends in part on worldwide economic conditions. The United States and other key international economies have experienced in the past a downturn in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies and overall uncertainty with respect to the economy. These conditions affect the rate of information technology spending and could adversely affect our customers' ability or willingness to purchase our enterprise cloud computing services, delay prospective customers' purchasing decisions, reduce the value or duration of their subscription contracts or affect renewal rates, all of which could adversely affect our operating results.

If the Company is unable to adapt to constantly changing markets and to continue to develop new products and technologies to meet the customers’ needs, the Company’s revenue and profitability will be negatively affected.

The Company’s future revenue is dependent upon the successful and timely development and licensing of new and enhanced versions of its products and potential product offerings suitable to the customer’s needs.  If the Company fails to successfully upgrade existing products and develop new products, and those new products do not achieve market acceptance, the Company’s revenue will be negatively impacted.

The Company faces risks associated with the loss of maintenance and other revenue.

  The Company has historically experienced the loss of long-term maintenance customers as a result of the reliability of some of its products. Some customers may not see the value in continuing to pay for maintenance that they do not need or use, and in some cases, customers have decided to replace the Company’s applications or maintain the system on their own.  The Company continues to focus on these maintenance clients by providing new functionality and enhancements to meet their business needs.  The Company also may lose some maintenance revenue due to consolidation of industries, macroeconomic conditions or customer operational difficulties that lead to their reduction of size.  In addition, future revenue will be negatively impacted if the Company fails to add new maintenance customers that will make additional purchases of the Company’s products and services.

The Company faces risks associated with proprietary protection of the Company’s software.

The Company’s success depends on the Company’s ability to develop and protect existing and new proprietary technology and intellectual property rights.  The Company seeks to protect its software, documentation and other written materials primarily through a combination of patents, trademarks, and copyright laws, trade secret laws, confidentiality procedures and contractual provisions.  While the Company has attempted to safeguard and maintain the Company’s proprietary rights, there are no assurances that the Company will be successful in doing so.  The Company’s competitors may independently develop or patent technologies that are substantially equivalent or superior to the Company’s.

Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company’s products or obtain and use information that the Company regards as proprietary.  In some types of situations, the Company may rely in part on ‘shrink wrap’ or ‘point and click’ licenses that are not signed by the end user and, therefore, may be unenforceable under the laws of certain jurisdictions.  Policing unauthorized use of the Company’s products is difficult.  While the Company is unable to determine the extent to which piracy of the Company’s software exists, software piracy can be expected to be a persistent problem, particularly in foreign countries where the laws may not protect proprietary rights as fully as the United States.  The Company can offer no assurance that the Company’s means of protecting its proprietary rights will be adequate or that the Company’s competitors will not reverse engineer or independently develop similar technology.

The Company may discover software errors in its products that may result in a loss of revenue, injury to the Company’s reputation or subject us to substantial liability.

Non-conformities or bugs (“errors”) may be found from time to time in the Company’s existing, new or enhanced products after commencement of commercial shipments, resulting in loss of revenue or injury to the Company’s reputation.  In the past, the Company has discovered errors in its products and as a result, has experienced delays in the shipment of products.  Errors in the Company’s products may be caused by defects in third-party software incorporated into the Company’s products.  If so, the Company may not be able to fix these defects without the cooperation of these software providers.  Since these defects may not be as significant to the software provider as they are to us, the Company may not receive the rapid cooperation that may be required.  The Company may not have the contractual right to access the source code of third-party software, and even if the Company does have access to the code, the Company may not be able to fix the defect. In addition, our customers may use our service in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Since the Company’s customers use the Company’s products for critical business applications, any errors, defects or other performance problems could hurt the Company’s reputation and may result in damage to the Company’s customers’ business.  If that occurs, customers could elect not to renew, delay or withhold payment to us, we could lose future sales or customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. These potential scenarios, successful or otherwise, would likely be time consuming and costly.

Some competitors are larger and have greater financial and operational resources that may give them an advantage in the market.

Many of the Company’s competitors are larger and have greater financial and operational resources.  This may allow them to offer better pricing terms to customers in the industry, which could result in a loss of potential or current customers or could force us to lower prices.  Any of these actions could have a significant effect on revenue.  In addition, the competitors may have the ability to devote more financial and operational resources to the development of new technologies that provide improved operating functionality and features to their product and service offerings.  If successful, their development efforts could render the Company’s product and service offerings less desirable to customers, again resulting in the loss of customers or a reduction in the price the Company can demand for the Company’s offerings.

Risks Relating to Our Common Stock and this Offering

Management may invest or spend the proceeds of this offering in ways with which you may not agree and in ways that may not yield a return to our stockholders.

We will retain broad discretion over the use of proceeds from this offering. We expect to use the net proceeds from this offering for general corporate purposes. These purposes may include, among other things, acquisition of securities of ReposiTrak, additions to working capital, or satisfaction of other corporate obligations, including financing of capital expenditures and acquisitions and investment in existing and future projects.  A number of variables will influence our actual use of the proceeds from this offering, and our actual uses of the proceeds of this offering may vary substantially from our currently planned uses. Management could choose to spend the net proceeds from this offering in ways in which stockholders may not deem desirable, or in ways that do not improve our operating results or result in a significant return or any return at all for our stockholders.

Investors in this offering will experience immediate and substantial dilution.

    The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. As a result, investors in this offering will incur immediate and substantial dilution. After giving effect to the sale of our common stock at the public offering price of $12.50 per share and after deducting the placement agent fees and commissions and estimated offering expenses payable by us, our net tangible book value as of December 31, 2014 would have been approximately $11,419,000, or $0.635 per share of common stock. This represents an immediate increase in the net tangible book value of $0.364 per share to our existing stockholders and an immediate and substantial dilution in net tangible book value of $0.635 per share to investors who purchase our common stock in the offering. See “Dilution” for a more detailed discussion of the dilution investors in this offering will incur.

You will experience future dilution as a result of future equity offerings.

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Such issuances may include:

●
issuance of common stock in connection with funding agreements with third parties, including in connection with the acquisition of capital stock of ReposiTrak, and future issuances of common and preferred stock by the Board of Directors; and

●
the Board of Directors has the power to issue additional shares of common stock and preferred stock and the right to determine the voting, dividend, conversion, liquidation, preferences and other conditions of the shares without shareholder approval.

In the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur.  In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

Because we do not intend to pay any cash dividends on our common stock, investors will benefit from an investment in our common stock only if it appreciates in value. Investors seeking dividend income should not purchase shares of our common stock.

We have not declared or paid any cash dividends on our common stock since our inception. We anticipate that we will retain our earnings to support our operations and to finance the growth and development of our business and do not expect to pay cash dividends in the foreseeable future.  As a result, the success of an investment in our common stock will depend upon any future appreciation in the market price of our common stock. There can be no guarantee that the market price of our common stock will appreciate or that it will not depreciate. Investors seeking dividend income should not invest in our common stock.

The price of our common stock may be volatile.

Our common stock is traded on the Nasdaq Capital Market (“NASDAQ”). The trading price of our common stock may fluctuate substantially. Among the factors that may cause the market price of our common stock to fluctuate are the risks described in this “Risk Factors” section and other factors, including:

• price and volume fluctuations in the overall stock market from time to time;

• fluctuations in stock market prices and trading volumes of similar companies;

• actions of investors that affect the market price;

• actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

• general economic conditions and trends;

• the announcement of results of operations relating to ReposiTrak;

• sales of large blocks of our stock;

• departures of key personnel;

• announcements of new “hub”, “spokes” or other client acquisitions; and

• regulatory developments in the United States and other countries.

The limited public market for our common stock may adversely affect an investor’s ability to liquidate an investment in the Company.

Although the Company’s common stock is currently quoted on the NASDAQ Capital Market, there is limited trading activity.  The Company can give no assurance that an active market will develop, or if developed, that it will be sustained.  If an investor acquires shares of the Company’s common stock, the investor may not be able to liquidate the Company’s shares should there be a need or desire to do so.

USE OF PROCEEDS

We estimate receiving net proceeds of approximately $6,698,437 from the sale of 572,500 shares of common stock in this offering based on the offering price of $12.50 per share after deducting the placement agent’s fees and estimated offering expenses.

We intend to use the net proceeds of this offering for general corporate purposes. These purposes may include, among other things, acquisition of securities of ReposiTrak, additions to working capital, or other corporate obligations, including financing of capital expenditures and acquisitions and investment in existing and future projects.

Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

 Our net tangible book value on December 31, 2014 was $4,721,048, or $0.271 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of 572,500 shares of common stock in this offering at an offering price of $12.50 per share, and after deducting the placement agent’s fee and all estimated offering expenses payable by us, our adjusted net tangible book value as of December 31, 2014 would have been approximately $11,419,000, or $0.635 per share of common stock based on 17,976,220 shares of our common stock outstanding as of April 9, 2015. This represents an immediate increase in adjusted net tangible book value of $0.364 per share to our existing stockholders and an immediate decrease in adjusted net tangible book value of $0.635 per share to the investor participating in this offering. The following table illustrates this dilution per share to the investor participating in this offering:

Offering price per share		$12.50
Net tangible book value per share as of December 31, 2014	$0.271
Increase in net tangible book value per share attributable to new investor participating in this offering	$0.364

As adjusted net tangible book value per share after giving effect to the offering		0.635
Dilution per share to investors participating in this offering		$11.865

The above illustration of dilution per share to the investor participating in this offering assumes no exercise of outstanding options or warrants to purchase shares of our common stock.

The above discussion and table are based on 17,403,720 shares of our common stock outstanding as of April 9, 2015, and 1,426,178 shares of common stock that have been reserved for issuance upon exercise of outstanding warrants, which have exercise prices ranging from $3.50 per share to $10.00 per share.

To the extent that options or warrants outstanding as of April 9, 2015 have been or may be exercised or other shares issued, the investor purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “PCYG.” The following table sets forth, for the quarterly periods indicated, the high and low sale price per share of our common stock as reported on the NASDAQ Capital Market:

	High	Low
Year ended June 30, 2013
First Quarter	$4.01	$3.30
Second Quarter	$3.30	$2.79
Third Quarter	$4.12	$2.98
Fourth Quarter	$7.58	$3.60
Year ended June 30, 2014
First Quarter	$10.75	$6.06
Second Quarter	$11.61	$7.95
Third Quarter	$10.88	$6.88
Fourth Quarter	$13.97	$9.00
Year ended June 30, 2015
First Quarter	$11.35	$9.85
Second Quarter	$10.03	$7.26
Third Quarter	$14.51	$8.66
Fourth Quarter (April 1 through April 9)	$14.00	$12.55

On April 9, 2015, the last sale price of our common stock, as reported on the NASDAQ Capital Market, was $12.55 per share.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 572,500 shares of our common stock. The common stock offered by this prospectus supplement and the accompanying prospectus is described below and in the accompanying prospectus under the heading “Description of Capital Stock.”

Description of Common Stock

General

Our authorized capital stock consists of 50.0 million shares of our common stock, par value $0.01 per share.   Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “PCYG.”

Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and in the event of liquidation, to share pro rata in any distribution of our assets after payment, or providing for the payment, of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, when issued, fully paid and non-assessable.

Transactions with Interested Persons

Under the Nevada Revised Statutes, or NRS, a transaction with the Company (i) in which a Company director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of the Company’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:

●
the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

●
the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorized, approved or ratified the transaction;

●	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

●	the transaction was fair to the Company at the time it is authorized or approved.

Control Share Acquisition Provisions

Nevada law precludes an acquirer of the shares of a Nevada corporation who crosses one of three ownership thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to those shares unless the disinterested holders of a majority of the shares of the Company held by disinterested stockholders vote to accord voting power to those shares.

Combinations with Interested Stockholders

Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of two years following the date such stockholder became an interested stockholder.  An “interested stockholder” is a person or entity who owns 10% or more of the outstanding shares of voting stock.  Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the articles of incorporation.  The Company did not opt out of the application of these business combination provisions in its articles of incorporation, as amended.

Transfer Agent

The transfer agent and registrar for the Company’s common stock is Interwest Transfer Company, 1981 East Murray-Holladay Blvd., Salt Lake City, Utah 84117.

  PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement between us and Brean Capital, LLC (the “Placement Agent”), dated April 10, 2015, we have engaged the Placement Agent to act as the placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the shares we are offering by this prospectus supplement, and is not required to arrange the purchase or sale of any specific number of shares or dollar amount, but the Placement Agent has agreed to use its “best efforts” to arrange for the sale of the shares of common stock offered hereby.

The placement agency agreement provides that the obligations of the Placement Agent are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The Placement Agent proposes to arrange for the sale of the shares we are offering pursuant to this prospectus supplement to one or more investors through a subscription agreement directly between the purchasers and us. All of the shares will be sold at the same price and, we expect, at a single closing. We established the price following negotiations with prospective investors and with reference to the prevailing market price of our common stock, recent trends in such price and other factors. It is possible that not all of the shares we are offering pursuant to this prospectus supplement will be sold at the closing, in which case our net proceeds would be reduced. We expect that the sale of the shares will be completed on or around the date indicated on the cover page of this prospectus supplement.

Commissions and Expenses

We will pay the Placement Agent a placement agent fee equal to 5% of the aggregate gross proceeds of this offering.  The following table shows the per share and total placement agent fee we will pay to the Placement Agent in connection with the sale of the shares offered hereby, assuming the purchase of all of the securities we are offering.

Per Share	$0.63
Total	$357,813

In addition, we have agreed to reimburse the Placement Agent at the closing for its out-of-pocket expenses, including up to $30,000 for fees of counsel to the Placement Agent, subject to compliance with FINRA Rule 5110(f)(2)(D).  We estimate the total expenses of this offering, which will be payable by us, excluding the placement agent fee, will be approximately $100,000. After deducting the placement agent fee due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $6,698,437.

We currently anticipate that the closing of the sale of the common stock under this prospectus supplement will take place on or about April 15, 2015. On the closing date, we will issue the shares of common stock to the purchasers and we will receive funds in the amount of the common stock purchase price of $12.50 per share.

We shall have the right, in our sole discretion, to accept or reject any common stock subscription, in whole or in part, and to allocate stock among subscribers in any manner. We shall sell less than the maximum dollar amount of securities offered pursuant to this prospectus supplement if we must do so in order to remain in compliance with General Instruction I.B.1 of Form S-3, pursuant to which these securities are registered with the SEC.

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement.  We have also agreed to contribute to payments the Placement Agent may be required to make in respect of such liabilities.

We will provide purchasers who purchase our stock with book-entry interests in registered global securities deposited with The Depository Trust Company (“DTC”) (or another custodian) and registered in the name of DTC or a nominee of DTC (or in the name of such other custodian or its nominee). Alternatively, purchasers may receive their stock in some other customary form pursuant to special arrangements with us. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

LEGAL MATTERS

 Certain legal matters in connection with this offering were passed upon for us by Edward L. Clissold, Park City Group, Inc. General Counsel.  Reed Smith LLP acted as counsel to the Placement Agent in connection with the offering.

EXPERTS

 The consolidated financial statements incorporated in this prospectus by reference from Park City Group, Inc.’s Annual Report on Form 10-K for the period ended June 30, 2014 have been audited by HJ & Associates, LLC, of Salt Lake City, Utah, an independent registered public accounting firm as set forth in their report thereon.  Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the distribution of the securities offered hereby. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the securities and the Company. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, the SEC maintains an internet website that contains reports, proxy statements and other information about issuers of securities, like the Company, which file such material electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed on September 11, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 6, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014, filed on February 5, 2015;
●	Current Report on Form 8-K, originally filed November 17, 2014, as amended on November 18, 2014;
●	Current Report on Form 8-K, originally filed January 28, 2015, as amended on February 5, 2015;
●	Current Report on Form 8-K, filed February 6, 2015;
●	Current Report on Form 8-K, filed March 10, 2015;
●	Current Report on Form 8-K, filed April 3, 2015; and
●
The description of our common stock contained in the Registration Statement on Form 8-A12B filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 25, 2013, including any amendment or report filed with the SEC for the purpose of updating this description.

 We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement and accompanying base prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying base prospectus.

 We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing to or calling us at:

Park City Group, Inc.
Attn: Corporate Secretary
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
(435) 645-2000

    This prospectus supplement and accompanying base prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus supplement and accompanying base prospectus. We have not authorized anyone to provide information other than that provided in this prospectus supplement and accompanying base prospectus. We are not making an offer of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement and accompanying base prospectus is accurate as of any date other than the date on the front of the document.

BASE PROSPECTUS

1,000,000 Shares

Common Stock

By this prospectus and accompanying prospectus supplements, we may, from time to time, offer and sell, in one or more offerings, up to 1.0 million shares of our common stock. We will offer the common stock in amounts, at prices and on terms to be determined by market conditions at the time of the offering.

We will provide the specific price and number of shares of common stock issued in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

Our common stock is listed on NASDAQ Capital Market under the symbol “PCYG.”

We may offer and sell the common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

You should refer to the risk factors that may be included in a prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission, and you should carefully consider that information before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 3, 2015.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC (“SEC”), using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to 1.0 million shares of our common stock. This prospectus provides you with a general description of us and the securities offered under this prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

           This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

The words “we,” “our,” “us,” “the Company,” “Park City Group,” and “Registrant” refer to Park City Group, Inc., unless we indicate otherwise.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form S-3 that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1943, as amended. These include statements about the Company’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate”, “expect”, “intend”, “plan”, “will”, “the Company believes”, “management believes” and similar words or phrases. The forward-looking statements are based on the Company’s current expectations and are subject to certain risks, uncertainties and assumptions. The Company’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Company on the date hereof, and the Company assumes no obligation to update any such forward-looking statements.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all the information you should consider before buying our common stock. You should read the following summary together with the more detailed information appearing in this prospectus, including our risk factors beginning on page 4, before deciding whether to make an investment in our Company.

Unless the context otherwise requires, we use the terms “Park City Group,” the “Company,” “we,” “us” and “our” in this prospectus to refer to Park City Group, Inc. and its subsidiaries on a consolidated basis.

Overview

 We are a Software-as-a-Service (“SaaS”) provider that brings unique visibility to the consumer goods supply chain, delivering actionable information that ensures product is on the shelf when the consumer expects it.  Our service increases our customers’ sales and profitability while enabling lower inventory levels for both retailers and their suppliers.

 Our services are delivered principally though proprietary software products designed, developed, marketed and supported by the Company.  These products are designed to facilitate improved business processes among all key constituents in the supply chain, starting with the retailer and moving back to suppliers and eventually raw material providers.  In addition, the Company has built a consulting practice for business process improvement that centers around the Company’s proprietary software products and through establishment of a neutral and “trusted” third party relationship between retailers and suppliers.  The principal markets for the Company's products are multi-store retail and convenience store chains, branded food manufacturers, suppliers and distributors and manufacturing companies.

 Historically, the Company offered applications and related maintenance contracts to new customers for a one-time, non-recurring up front license fee.  Although not completely abandoning the license fee and maintenance model, since the acquisition of Prescient Applied Intelligence, Inc. (“Prescient”) in January 2009, the Company has focused its strategic initiatives and resources to marketing and selling prospective customers a subscription for its product offerings.  In support of this strategic shift toward a subscription-based model, the Company has scaled its contracting process, streamlined its customer on-boarding and implemented a financial package that integrates multiple systems in an automated fashion. As a result, subscription based revenue has grown from $203,000 for the 2008 fiscal year to approximately $9.4 million in the year ended June 30, 2014.  During that same period our revenue has transitioned from 6% subscription revenue and 94% license and other revenue basis to 79% subscription revenue and 21% license and other revenue.

 The Company is incorporated in the state of Nevada.  The Company has two subsidiaries, PC Group, Inc. (formerly, Park City Group, Inc.), a Utah corporation (98.76% owned), and Park City Group, Inc. (formerly, Prescient Applied Intelligence, Inc.), a Delaware corporation (100% owned).  All intercompany transactions and balances have been eliminated in consolidation.

 Our principal executive offices of the Company are located at 299 South Main Street, Suite 2370, Salt Lake City, Utah 84111.  Our telephone number is (435) 645-2000.  Our website address is http://www.parkcitygroup.com.

Recent Developments

ReposiTrak Letter of Intent

On February 5, 2015, the Company entered into a Letter of Intent (the "LOI") with Leavitt Partners, LP and LP Special Asset 4, LLC (together, "Leavitt") to acquire 346,668 shares of capital stock of ReposiTrak, Inc. ("ReposiTrak") owned by Leavitt in consideration for the issuance to Leavitt of 537,439 restricted shares of the Company's common stock. In addition, the Company has entered into similar agreements with other stockholders of ReposiTrak to acquire the remaining outstanding shares of capital stock of ReposiTrak. In total, upon closing of the transactions contemplated by the LOI and the related agreements, the Company intends to issue 873,437 restricted shares of the Company's common stock in exchange for all of the outstanding shares of capital stock of ReposiTrak (“ReposiTrak Shares”).

The LOI has certain binding and non-binding obligations, including the purchase price, which is not subject to adjustment. However, the transaction is subject to various conditions to closing, including the Company's satisfactory completion of due diligence, compliance with certain rules and regulations, and approval of definitive agreements.

Series B Restructuring

On February 4, 2015, the holders of the Company’s Series B Convertible Preferred Stock (“Series B Preferred”), consisting of the Chief Executive Officer, his spouse, and a director (the “Holders”), entered into a restructuring agreement (the “Restructuring Agreement”) pursuant to which the Holders consented to the amendment to the Certificate of Designation of the Relative Rights, Powers and Preference of the Series B Preferred (the “Series B Amendment”) (the “Series B Restructuring”), resulting in the following: (i) the rate at which the Series B Preferred accrues dividends was decreased from 15% per annum (which interest rate increases to 18% on July 1, 2015) to 7% per annum if paid by the Company in cash, or 9% if paid by the Company in PIK Shares (as defined below); (ii) the Company may elect to pay accrued dividends on outstanding shares of Series B Preferred in either cash or by the issuance of additional shares of Series B Preferred (“PIK Shares”); (iii) the conversion feature of the Series B Preferred has been eliminated; and (iv) the number of shares of the Company's preferred stock designated as Series B Preferred has been increased from 600,000 to 900,000 shares to provide for the potential issuance of PIK Shares. In consideration for the Series B Restructuring, the Company proposed to issue to the Holders: (y) an aggregate total of 214,197 additional shares of Series B Preferred, which shares have a stated value equal to the amount that, but for the Series B Restructuring, would have been paid to the Holders as dividends over the next five years (“Additional Shares”); and (z) five-year warrants to purchase an aggregate total of 1,029,818 shares of common stock for $4.00 per share (“Series B Warrants”), an amount and per share purchase price equal to what the Holders would otherwise be entitled to receive upon conversion of their shares of Series B Preferred (“Warrant Shares”).

The terms of the Series B Restructuring were amended on March 31, 2015 as follows: (i) the First Series B Amendment was amended to (x) reduce the number of shares of the Company’s preferred stock designated thereunder from 900,000 to 600,000, (y) require that, should the Company pay dividends on the Series B Preferred in PIK Shares, shares of a newly created non-voting, non-convertible Series B-1 Preferred Stock shall be issued, rather than shares of Series B Preferred, and (z) in the event any Holder elects to exercise a Series B Warrant, one share of Series B Preferred will be automatically converted into one share of Series B-1 Preferred for every 2.5 Warrant Shares received by such Holder; and (ii) the Restructuring Agreement was amended to substitute the Additional Shares for shares of Series B-1 Preferred (the “Second Series B Amendment”). The Second Series B Amendment and the Certificate of Designation of the Relative Rights, Powers and Preference of the Series B-1 Preferred were filed with the Nevada Secretary of State on March 31, 2015.  The terms of the Series B Restructuring were amended in order to avoid the increase in voting rights caused by the original Series B Restructuring.

THE OFFERING

Issuer	Park City Group, Inc.

Sellers	This prospectus relates to the sale by us of shares of our common stock.

Securities Offered
Up to 1.0 million in shares of our common stock to be sold by us from time to time. The prices at which we may sell our common stock will be determined by the prevailing market price for the shares or in negotiated transactions.

Exchange	Our common stock is quoted on the NASDAQ Capital Market under the symbol “PCYG”.

Risk Factors	Investing in our common stock involves significant risk. See “Risk Factors” for a discussion of the risks associated with an investment in our common stock.

RISK FACTORS

An investment in our common stock is subject to many risks. You should carefully consider the risks described below, together with all of the other information included in this prospectus, including the financial statements and the related notes, before you decide whether to invest in our common stock. Our business, operating results and financial condition could be harmed by any of the following risks.  The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

Risks Related to the Company

The Company has incurred losses in the past and there can be no assurance that the Company will operate profitably in the future.

The Company’s marketing strategy emphasizes sales of subscription-based services, instead of annual licenses, and contracting with suppliers (“spokes”) to connect to our clients (“hubs”).  This strategy has resulted in the development of a foundation of hubs to which suppliers can be  “connected”, thereby accelerating future growth. If, however, this marketing strategy fails, revenue and operations will be negatively affected.

                The Company had a net loss of $540,876 during the quarter ended December 31, 2014 and $2,490,145 for the year ended June 30, 2014, compared to a net loss of $550,085 during the quarter ended December 31, 2013 and a net income of $257,487 for the year ended June 30, 2013.  There can be no assurance that the Company will return to profitability, or reliably or consistently operate profitably in future periods. If the Company does not operate profitably in the future, the Company’s current cash resources will be used to fund the Company’s operating losses.  Continued losses would have an adverse effect on the long-term value of the Company’s common stock and any investment in the Company.  The Company cannot give any assurance that the Company will continue to generate revenue or have sustainable profits.

Although the Company’s cash resources are currently sufficient, the Company’s long-term liquidity and capital requirements may be difficult to predict, which may adversely affect the Company’s long-term cash position.

Historically, the Company has been successful in raising capital when necessary, including stock issuances and securing loans from its officers and directors, including its Chief Executive Officer and majority stockholder, in order to pay its indebtedness and fund its operations, in addition to cash flow from operations. The Company anticipates that it will have adequate cash resources to fund its operations and satisfy its debt obligations for at least the next 12 months, if not longer.

                If the Company is required to seek additional financing in the future in order to fund its operations, retire its indebtedness and otherwise carry out its business plan, there can be no assurance that such financing will be available on acceptable terms, or at all, and there can be no assurance that any such arrangement, if required or otherwise sought, would be available on terms deemed to be commercially acceptable and in the Company’s best interests.

We face certain risks in acquiring the capital stock of ReposiTrak, the failure of which may adversely affect our future operating results.

     We have executed letters of intent to acquire 100% of the capital stock of ReposiTrak, subject to various conditions to closing, including the Company¹s satisfactory completion of due diligence, compliance with certain rules and regulations, approval of definitive agreements, among others.  In the event we fail to acquire the capital stock of ReposiTrak, and otherwise determine not to exercise our option to acquire ReposiTrak, our future operating results may be materially and adversely affected, including the market price of the Company's common stock.

The Company faces risks associated with new product introductions, and because of its contractual obligation to provide management services to ReposiTrak, thoses risks include risks associated with ReposiTrak™.

               The first installations of ReposiTrak™ began in August 2012, and market and product data related to these implementations is still being analyzed. The Company also continually receives and analyzes market and product data on other products, and the Company may endeavor to develop and commercialize new product offerings based on this data.  The following risks apply to ReposiTrak™ and other potential new product offerings:

●
it may be difficult for the Company to predict the amount of service and technological resources that will be needed by customers of ReposiTrak™ or other new offerings, and if the Company underestimates the necessary resources, the quality of its service will be negatively impacted thereby undermining the value of the product to the customer;

●	the Company lacks experience with ReposiTrak™ and the market acceptance to accurately predict if it will be a profitable product;

●
technological issues between the Company and customers may be experienced in capturing data, and these technological issues may result in unforeseen conflicts or technological setbacks when implementing additional installations of ReposiTrak™. This may result in material delays and even result in a termination of the ReposiTrak™ engagement;

●	the customer’s experience with ReposiTrak™ and other new offerings, if negative, may prevent the Company from having an opportunity to sell additional products and services to that customer;

●
if customers do not use ReposiTrak™ as the Company recommends and fails to implement any needed corrective action(s), it is unlikely that customers will experience the business benefits from the software and may therefore be hesitant to continue the engagement as well as acquire any additional software products from the Company; and

●	delays in proceeding with the implementation of ReposiTrak™ or other new products for a new customer will negatively affect the Company’s cash flow and its ability to predict cash flow.

ReposiTrak owes certain fees to the Company under the current contractual relationship between the Company and ReposiTrak, resulting in ReposiTrak issuing the Company promissory notes in order to make required payments, totaling approximately $4.2 million at December 31, 2014.

            Under the terms of the Omnibus Subscription, Management and Option Agreement by and between the Company, ReposiTrak and Levitt (the “Omnibus Agreement”), and in consideration for a warrant to acquire the majority interest in ReposiTrak, effective June 30, 2013, the Company accepted from ReposiTrak a promissory note in the principal amount of approximately $1.62 million, representing annual fees due and owing the Company at June 30, 2013 under the terms of the initial Subscription Agreement and Management and Operating Agreement between the Company and ReposiTrak, dated April 1, 2012. The Company purchased additional notes from ReposiTrak in the aggregate principal amounts of approximately $1.2 million and $1.1 million during the year ended June 30, 2014 and six months ended December 31, 2014, respectively. The current amount of the outstanding notes from ReposiTrak, including interest accrued on the notes, is approximately $4.2 million.  ReposiTrak may make future payments to the Company for annual and other fees due the Company under the terms of the Omnibus Agreement in the form of additional promissory notes.  In the event of a default under any such notes, the Company’s financial results, including its financial condition, may be adversely and materially affected.

Approximately 15% of our subscription revenue and 41% of our other revenue during the quarter ended December 31, 2014 was attributable to ReposiTrak.  In the event the market for ReposiTrak’s services fails to develop as anticipated, or ReposiTrak is otherwise unable to execute its business plan, our financial condition and results of operations may be materially and adversely affected.

The Company recognized approximately $714,000 and $2.3 million in subscription and management fees from ReposiTrak during the period ended December 31, 2014 and the year ended June 30, 2014, which was 15% and 20% of total subscription revenue, respectively. Of the $663,000 in fees paid to us during the quarter ended December 31, 2014 by ReposiTrak, approximately $663,000 was paid by ReposiTrak in cash from proceeds of promissory notes purchased by the Company. In the event the market for ReposiTrak’s services fails to develop as anticipated, or ReposiTrak is otherwise unable to execute its business plan, the Company’s financial results, including its financial condition, may be adversely affected.

  Quarterly and annual operating results may fluctuate, which makes it difficult to predict future performance.

                Management expects a significant portion of the Company’s revenue stream to come from the sale of subscriptions, and to a lesser extent, license sales, maintenance and services charged to new customers.  These amounts will fluctuate because predicting future sales is difficult and involves speculation.  In addition, the Company may potentially experience significant fluctuations in future operating results caused by a variety of factors, many of which are outside of its control, including:

●	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers' requirements;
●	the renewal rates for our service;
●	the amount and timing of operating costs and capital expenditures related to the operations and expansion of our business;
●	changes in our pricing policies whether initiated by us or as a result of competition;
●	the cost, timing and management effort for the introduction of new features to our service;
●	the rate of expansion and productivity of our sales force;

●	new product and service introductions by our competitors;
●	variations in the revenue mix of editions or versions of our service;
●	technical difficulties or interruptions in our service;

●
general economic conditions that may adversely affect either our customers' ability or willingness to purchase additional subscriptions or upgrade their service, or delay a prospective customers' purchasing decision, or reduce the value of new subscription contracts or affect renewal rates;

●	timing of additional investments in our enterprise cloud computing application and platform services and in our consulting service;
●	regulatory compliance costs;
●	the timing of customer payments and payment defaults by customers;
●	extraordinary expenses such as litigation or other dispute-related settlement payments;
●	the impact of new accounting pronouncements; and
●	the timing of stock awards to employees and the related financial statement impact.

Future operating results may fluctuate because of the foregoing factors, making it difficult to predict operating results.  Period-to-period comparisons of operating results are not necessarily meaningful and should not be relied upon as an indicator of future performance.  In addition, a relatively large portion of the Company’s expenses will be fixed in the short-term, particularly with respect to facilities and personnel.  Therefore, future operating results will be particularly sensitive to fluctuations in revenue because of these and other short-term fixed costs.

The Company will need to effectively manage its growth in order to achieve and sustain profitability.  The Company’s failure to manage growth effectively could reduce its sales growth and result in continued net losses.

To achieve continual and consistent profitable operations on a fiscal year on-going basis, the Company must have significant growth in its revenue from its products and services, specifically subscription-based services.  If the Company is able to achieve significant growth in future subscription sales, and expands the scope of its operations, the Company’s management, financial condition, operational capabilities, and procedures and controls could be strained.  The Company cannot be certain that its existing or any additional capabilities, procedures, systems, or controls will be adequate to support the Company’s operations.  The Company may not be able to design, implement or improve its capabilities, procedures, systems or controls in a timely and cost-effective manner.  Failure to implement, improve and expand the Company’s capabilities, procedures, systems or controls in an efficient and timely manner could reduce the Company’s sales growth and result in a reduction of profitability or increase of net losses.

The Company’s officers and directors have significant control over it, which may lead to conflicts with other stockholders over corporate governance.

The Company’s officers and directors, including our Chief Executive Officer, Randall K. Fields, control approximately 35% of the Company’s common stock.  Mr. Fields, individually, controls 26% of the Company’s common stock. Consequently, Mr. Fields individually, and the Company’s officers and directors, as stockholders acting together, are able to significantly influence all matters requiring approval by the Company’s stockholders, including the election of directors and significant corporate transactions, such as mergers or other business combination transactions.

The Company’s corporate charter contains authorized, unissued “blank check” preferred stock issuable without stockholder approval with the effect of diluting then current stockholder interests.

The Company’s certificate of incorporation currently authorizes the issuance of up to 30.0 million shares of ‘blank check’ preferred stock with designations, rights, and preferences as may be determined from time to time by the Company’s Board of Directors.  As of March 23, 2015, a total of 626,124 shares of Series B Convertible Preferred Stock (“Series B Preferred”) were issued and outstanding.  The Company’s board of directors is empowered, without stockholder approval, to issue one or more additional series of preferred stock with dividend, liquidation, conversion, voting, or other rights that could dilute the interest of, or impair the voting power of, the Company’s common stockholders.  The issuance of an additional series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

Because the Company has never paid dividends on its common stock, investors should exercise caution before making an investment in the Company.

The Company has never paid dividends on its common stock and does not anticipate the declaration of any dividends pertaining to its common stock in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of the Company’s business.  The Company’s board of directors will determine future dividend policy at their sole discretion and future dividends will be contingent upon future earnings, if any, obligations of the stock issued, the Company’s financial condition, capital requirements, general business conditions and other factors.  Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by the Company in the future.  Therefore, there can be no assurance that dividends will ever be paid on its common stock.

The Company’s business is dependent upon the continued services of the Company’s founder and Chief Executive Officer, Randall K. Fields; should the Company lose the services of Mr. Fields, the Company’s operations will be negatively impacted.

The Company’s business is dependent upon the expertise of its founder and Chief Executive Officer, Randall K. Fields.  Mr. Fields is essential to the Company’s operations.  Accordingly, an investor must rely on Mr. Fields’ management decisions that will continue to control the Company’s business affairs.  The Company currently maintains key man insurance on Mr. Fields’ life in the amount of $5,000,000; however, that coverage would be inadequate to compensate for the loss of his services. The loss of the services of Mr. Fields would have a materially adverse effect upon the Company’s business.

If the Company is unable to attract and retain qualified personnel, the Company may be unable to develop, retain or expand the staff necessary to support its operational business needs.

The Company’s current and future success depends on its ability to identify, attract, hire, train, retain and motivate various employees, including skilled software development, technical, managerial, sales, marketing and customer service personnel. Competition for such employees is intense and the Company may be unable to attract or retain such professionals. If the Company fails to attract and retain these professionals, the Company’s revenue and expansion plans may be negatively impacted.

The Company’s officers and directors have limited liability and indemnification rights under the Company’s organizational documents, which may impact its results.

The Company’s officers and directors are required to exercise good faith and high integrity in the management of the Company’s affairs.  The Company’s certificate of incorporation and bylaws, however, provide, that the officers and directors shall have no liability to the stockholders for losses sustained or liabilities incurred which arise from any transaction in their respective managerial capacities unless they violated their duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend or stock repurchase or derived an improper benefit from the transaction. As a result, an investor may have a more limited right to action than he would have had if such a provision were not present. The Company’s certificate of incorporation and bylaws also require it to indemnify the Company’s officers and directors against any losses or liabilities they may incur as a result of the manner in which they operate the Company’s business or conduct the Company’s internal affairs, provided that the officers and directors reasonably believe such actions to be in, or not opposed to, the Company’s best interests, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

Business Operations Risks

If the Company’s marketing strategy fails, its revenue and operations will be negatively affected.

The Company plans to concentrate its future sales efforts towards marketing the Company’s applications and services, and specifically to contract with suppliers (“spokes”) to connect to our existing retail customers (“hubs”) previously signed up by the Company. These applications and services are designed to be highly flexible so that they can work in multiple retail and supplier environments such as grocery stores, convenience stores, specialty retail and route-based delivery environments.  There is no assurance that the public will accept the Company’s applications and services in proportion to the Company’s increased marketing of this product line, or that the Company will be able to successfully leverage its hubs to increase revenue by connecting suppliers.  The Company may face significant competition that may negatively affect demand for its applications and services, including the public’s preference for the Company’s competitors’ new product releases or updates over the Company’s releases or updates.  If the Company’s applications and services marketing strategies fail, the Company will need to refocus its marketing strategy toward other product offerings, which could lead to increased development and marketing costs, delayed revenue streams, and otherwise negatively affect the Company’s operations.

Because the Company’s emphasis is on the sale of subscription based services, rather than annual license fees, the Company’s revenue may be negatively affected.

Historically, the Company offered applications and related maintenance contracts to new customers for a one-time, non-recurring up front license fee and provided an option for annually renewing their maintenance agreements.  The Company is now principally offering prospective customers monthly subscription based licensing of its products.  The Company’s customers may now choose to acquire a license to use the software on an Application Solution Provider basis (also referred to as “ASP”) resulting in monthly charges for use of the Company’s software products and maintenance fees.  The Company’s conversion from a strategy of one-time, non-recurring licensing based model to a monthly recurring fees based approach is subject to the following risks:

●	the Company’s customers may prefer one-time fees rather than monthly fees; and

●
there may be a threshold level (number of locations) at which the monthly based fee structure may not be economical to the customer, and a request to convert from monthly fees to an annual fee could occur.

The Company faces threats from competing and emerging technologies that may affect its profitability.

Markets for the Company’s type of software products and that of its competitors are characterized by:

●	development of new software, software solutions or enhancements that are subject to constant change;

●	rapidly evolving technological change; and

●	unanticipated changes in customer needs.

Because these markets are subject to such rapid change, the life cycle of the Company’s products is difficult to predict.  As a result, the Company is subject to the following risks:

●	whether or how the Company will respond to technological changes in a timely or cost-effective manner;
●
whether the products or technologies developed by the Company’s competitors will render the Company’s products and services obsolete or shorten the life cycle of the Company’s products and services; and

●	whether the Company’s products and services will achieve market acceptance.

Interruptions or delays in service from our third-party data center hosting facility could impair the delivery of our service and harm our business.

We currently serve our customers from a third-party data center hosting facility located in the United States. Any damage to, or failure of, our systems generally could result in interruptions in our service. As we continue to add capacity, we may move or transfer our data and our customers' data. Despite precautions taken during this process, any unsuccessful data transfers may impair the delivery of our service. Further, any damage to, or failure of, our systems generally could result in interruptions in our service. Interruptions in our service may reduce our revenue, cause us to issue credits or pay penalties, cause customers to terminate their subscriptions and adversely affect our renewal rates and our ability to attract new customers. Our business will also be harmed if our customers and potential customers believe our service is unreliable.

As part of our current disaster recovery arrangements, our production environment and all of our customers' data is currently replicated in near real-time in a separate facility physically located in a different geographic region of the United States. Companies and products added through acquisition may be temporarily served through an alternate facility. We do not control the operation of these facilities, and they are vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures and similar events. They may also be subject to break-ins, sabotage, intentional acts of vandalism and similar misconduct. Despite precautions taken at these facilities, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in lengthy interruptions in our service. Even with the disaster recovery arrangements, our service could be interrupted.

If our security measures are breached and unauthorized access is obtained to a customer's data, our data or our information technology systems, our service may be perceived as not being secure, customers may curtail or stop using our service and we may incur significant legal and financial exposure and liabilities.

Our service involves the storage and transmission of customers' proprietary information, and security breaches could expose us to a risk of loss of this information, litigation and possible liability. These security measures may be breached as a result of third-party action, including intentional misconduct by computer hackers, employee error, malfeasance or otherwise during transfer of data to additional data centers or at any time, and result in someone obtaining unauthorized access to our customers' data or our data, including our intellectual property and other confidential business information, or our information technology systems. Additionally, third parties may attempt to fraudulently induce employees or customers into disclosing sensitive information such as user names, passwords or other information in order to gain access to our customers' data or our data, including our intellectual property and other confidential business information, or our information technology systems. Because the techniques used to obtain unauthorized access, or to sabotage systems, change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any security breach could result in a loss of confidence in the security of our service, damage our reputation, disrupt our business, lead to legal liability and negatively impact our future sales.

We cannot accurately predict subscription renewal or upgrade rates and the impact these rates may have on our future revenue and operating results.

Our customers have no obligation to renew their subscriptions for our service after the expiration of their initial subscription period. Our renewal rates may decline or fluctuate as a result of a number of factors, including customer dissatisfaction with our service, customers' ability to continue their operations and spending levels, and deteriorating general economic conditions. If our customers do not renew their subscriptions for our service or reduce the level of service at the time of renewal, our revenue will decline and our business will suffer.

Our future success also depends in part on our ability to sell additional features and services, more subscriptions or enhanced editions of our service to our current customers. This may also require increasingly sophisticated and costly sales efforts that are targeted at senior management. Similarly, the rate at which our customers purchase new or enhanced services depends on a number of factors, including general economic conditions. If our efforts to upsell to our customers are not successful, our business may suffer.

Weakened global economic conditions may adversely affect our industry, business and results of operations.

               Our overall performance depends in part on worldwide economic conditions. The United States and other key international economies have experienced in the past a downturn in which economic activity was impacted by falling demand for a variety of goods and services, restricted credit, poor liquidity, reduced corporate profitability, volatility in credit, equity and foreign exchange markets, bankruptcies and overall uncertainty with respect to the economy. These conditions affect the rate of information technology spending and could adversely affect our customers' ability or willingness to purchase our enterprise cloud computing services, delay prospective customers' purchasing decisions, reduce the value or duration of their subscription contracts or affect renewal rates, all of which could adversely affect our operating results.

If the Company is unable to adapt to constantly changing markets and to continue to develop new products and technologies to meet the customers’ needs, the Company’s revenue and profitability will be negatively affected.

The Company’s future revenue is dependent upon the successful and timely development and licensing of new and enhanced versions of its products and potential product offerings suitable to the customer’s needs.  If the Company fails to successfully upgrade existing products and develop new products, and those new products do not achieve market acceptance, the Company’s revenue will be negatively impacted.

The Company faces risks associated with the loss of maintenance and other revenue.

  The Company has historically experienced the loss of long-term maintenance customers as a result of the reliability of some of its products. Some customers may not see the value in continuing to pay for maintenance that they do not need or use, and in some cases, customers have decided to replace the Company’s applications or maintain the system on their own.  The Company continues to focus on these maintenance clients by providing new functionality and enhancements to meet their business needs.  The Company also may lose some maintenance revenue due to consolidation of industries, macroeconomic conditions or customer operational difficulties that lead to their reduction of size.  In addition, future revenue will be negatively impacted if the Company fails to add new maintenance customers that will make additional purchases of the Company’s products and services.

The Company faces risks associated with proprietary protection of the Company’s software.

The Company’s success depends on the Company’s ability to develop and protect existing and new proprietary technology and intellectual property rights.  The Company seeks to protect its software, documentation and other written materials primarily through a combination of patents, trademarks, and copyright laws, trade secret laws, confidentiality procedures and contractual provisions.  While the Company has attempted to safeguard and maintain the Company’s proprietary rights, there are no assurances that the Company will be successful in doing so.  The Company’s competitors may independently develop or patent technologies that are substantially equivalent or superior to the Company’s.

Despite the Company’s efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company’s products or obtain and use information that the Company regards as proprietary.  In some types of situations, the Company may rely in part on ‘shrink wrap’ or ‘point and click’ licenses that are not signed by the end user and, therefore, may be unenforceable under the laws of certain jurisdictions.  Policing unauthorized use of the Company’s products is difficult.  While the Company is unable to determine the extent to which piracy of the Company’s software exists, software piracy can be expected to be a persistent problem, particularly in foreign countries where the laws may not protect proprietary rights as fully as the United States.  The Company can offer no assurance that the Company’s means of protecting its proprietary rights will be adequate or that the Company’s competitors will not reverse engineer or independently develop similar technology.

The Company may discover software errors in its products that may result in a loss of revenue, injury to the Company’s reputation or subject us to substantial liability.

Non-conformities or bugs (“errors”) may be found from time to time in the Company’s existing, new or enhanced products after commencement of commercial shipments, resulting in loss of revenue or injury to the Company’s reputation.  In the past, the Company has discovered errors in its products and as a result, has experienced delays in the shipment of products.  Errors in the Company’s products may be caused by defects in third-party software incorporated into the Company’s products.  If so, the Company may not be able to fix these defects without the cooperation of these software providers.  Since these defects may not be as significant to the software provider as they are to us, the Company may not receive the rapid cooperation that may be required.  The Company may not have the contractual right to access the source code of third-party software, and even if the Company does have access to the code, the Company may not be able to fix the defect. In addition, our customers may use our service in unanticipated ways that may cause a disruption in service for other customers attempting to access their data. Since the Company’s customers use the Company’s products for critical business applications, any errors, defects or other performance problems could hurt the Company’s reputation and may result in damage to the Company’s customers’ business.  If that occurs, customers could elect not to renew, delay or withhold payment to us, we could lose future sales or customers may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. These potential scenarios, successful or otherwise, would likely be time consuming and costly.

Some competitors are larger and have greater financial and operational resources that may give them an advantage in the market.

Many of the Company’s competitors are larger and have greater financial and operational resources.  This may allow them to offer better pricing terms to customers in the industry, which could result in a loss of potential or current customers or could force us to lower prices.  Any of these actions could have a significant effect on revenue.  In addition, the competitors may have the ability to devote more financial and operational resources to the development of new technologies that provide improved operating functionality and features to their product and service offerings.  If successful, their development efforts could render the Company’s product and service offerings less desirable to customers, again resulting in the loss of customers or a reduction in the price the Company can demand for the Company’s offerings.

Risks Relating to the Company’s Common Stock

The limited public market for the Company’s common stock may adversely affect an investor’s ability to liquidate an investment in the Company.

Although the Company’s common stock is currently quoted on the NASDAQ Capital Market, there is limited trading activity.  The Company can give no assurance that an active market will develop, or if developed, that it will be sustained.  If an investor acquires shares of the Company’s common stock, the investor may not be able to liquidate the Company’s shares should there be a need or desire to do so.

Future issuances of the Company’s shares may lead to future dilution in the value of the Company’s common stock, will lead to a reduction in shareholder voting power and may prevent a change in Company control.

The shares may be substantially diluted due to the following:

●	issuance of common stock in connection with funding agreements with third parties and future issuances of common and preferred stock by the Board of Directors; and
●
the Board of Directors has the power to issue additional shares of common stock and preferred stock and the right to determine the voting, dividend, conversion, liquidation, preferences and other conditions of the shares without shareholder approval.

  Stock issuances may result in reduction of the book value or market price of outstanding shares of common stock.  If the Company issues any additional shares of common or preferred stock, proportionate ownership of common stock and voting power will be reduced.  Further, any new issuance of common or preferred stock may prevent a change in control or management.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

 This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to retain and increase sales to existing customers, attract new customers and satisfy our customers' requirements;
●	the renewal rates for our service;
●	the amount and timing of operating costs and capital expenditures related to the operations and expansion of our business;
●	changes in our pricing policies whether initiated by us or as a result of competition;
●	the cost, timing and management effort for the introduction of new features to our service;
●	the rate of expansion and productivity of our sales force;
●	new product and service introductions by our competitors;
●	variations in the revenue mix of editions or versions of our service;
●	technical difficulties or interruptions in our service;
●
general economic conditions that may adversely affect either our customers' ability or willingness to purchase additional subscriptions or upgrade their service, or delay a prospective customers' purchasing decision, or reduce the value of new subscription contracts or affect renewal rates;

●	timing of additional investments in our enterprise cloud computing application and platform services and in our consulting service;
●	regulatory compliance costs;
●	the timing of customer payments and payment defaults by customers;
●	extraordinary expenses such as litigation or other dispute-related settlement payments;
●	the impact of new accounting pronouncements; and
●	the timing of stock awards to employees and the related financial statement impact.

All forward-looking statements involve risks, assumptions and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results. See the section titled “Risk Factors” and elsewhere in this prospectus for a more complete discussion of these risks, assumptions and uncertainties and for other risks and uncertainties. These risks, assumptions and uncertainties are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur. Forward-looking statements in this prospectus are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this prospectus are made as of the date of this prospectus and we undertake no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

USE OF PROCEEDS

Unless we state otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by us under this prospectus and any related prospectus supplement for general corporate purposes. These purposes may include, among other things, acquisition of securities of ReposiTrak, additions to working capital, or other corporate obligations, including financing of capital expenditures and acquisitions and investment in existing and future projects.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.  Pending the application of the net proceeds, we may invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities we sell in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchases in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

  As of the date of this prospectus, our authorized capital stock consisted of 50.0 million shares of common stock, $0.01 par value per share, and 30.0 million shares of preferred stock, par value $0.01 per share, of which 750,000 shares of have been designated as Series A Convertible Preferred Stock ("Series A Preferred"), 600,000 shares have been designated as Series B Convertible Preferred Stock ("Series B Preferred") and 300,000 shares have been designated as Series B-1 Preferred Stock (“Series B-1 Preferred”)   Our authorized capital stock may be increased and altered from time to time in the manner prescribed by Nevada law upon the vote of at least a majority of the shares entitled to vote on the matter.

  The following summary of the capital stock does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of incorporation, as amended, and bylaws, as amended, which are filed as exhibits to the registration statement of which this prospectus is a part.

Description of Common Stock

General

Our authorized capital stock consists of 50.0 million shares of our common stock, par value $0.01 per share.   Our shares of common stock are traded on the NASDAQ Capital Market under the symbol “PCYG.”

Subject to the rights of the holders of any preferred stock that may be outstanding, each holder of common stock on the applicable record date is entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefore, and in the event of liquidation, to share pro rata in any distribution of our assets after payment, or providing for the payment, of liabilities and the liquidation preference of any outstanding preferred stock. Each holder of common stock is entitled to one vote for each share held of record on the applicable record date on all matters presented to a vote of stockholders, including the election of directors. Holders of common stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities. Except as disclosed herein, there are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All outstanding shares of common stock are, and the shares of common stock offered hereby will be, when issued, fully paid and non-assessable.

Transactions with Interested Persons

Under the Nevada Revised Statutes, or NRS, a transaction with the Company (i) in which a Company director or officer has a direct or indirect interest, or (ii) involving another corporation, firm or association in which one or more of the Company’s directors or officers are directors or officers of the corporation, firm or association or have a financial interest in the corporation firm or association, is not void or voidable solely because of the director’s or officer’s interest or common role in the transaction if any one of the following circumstances exists:

●
the fact of the common directorship, office or financial interest is known to the board of directors or a committee of the board of directors and a majority of disinterested directors on the board of directors (or on the committee) authorized, approved or ratified the transaction;

●
the fact of the common directorship, office or financial interest is known to the stockholders and disinterested stockholders holding a majority of the shares held by disinterested stockholders authorized, approved or ratified the transaction;

●	the fact of the common directorship, office or financial interest is not known to the director or officer at the time the transaction is brought to the board of directors for action; or

●	the transaction was fair to the Company at the time it is authorized or approved.

Control Share Acquisition Provisions

Nevada law precludes an acquirer of the shares of a Nevada corporation who crosses one of three ownership thresholds (20%, 33 1/3% or 50%) from obtaining voting rights with respect to those shares unless the disinterested holders of a majority of the shares of the Company held by disinterested stockholders vote to accord voting power to those shares.

Combinations with Interested Stockholders

Under the NRS, except under certain circumstances, a corporation is not permitted to engage in a business combination with any “interested stockholder” for a period of two years following the date such stockholder became an interested stockholder.  An “interested stockholder” is a person or entity who owns 10% or more of the outstanding shares of voting stock.  Nevada permits a corporation to opt out of the application of these business combination provisions by so providing in the articles of incorporation.  The Company did not opt out of the application of these business combination provisions in its articles of incorporation, as amended.

Transfer Agent

The transfer agent and registrar for the Company’s common stock is Interwest Transfer Company, 1981 East Murray-Holladay Blvd., Salt Lake City, Utah 84117.

Description of Preferred Stock

Our authorized capital stock consists of 30.0 million shares of our preferred stock, par value $0.01 per share, of which 750,000 shares of have been designated as Series A Preferred, and 900,000 shares have been designated as Series B Preferred.  Our Board of Directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the numbers of shares of each series to be determined by the Board.  The Board of Directors is also authorized to fix and determine variations in the designations, preferences, and special rights (including, without limitation, special voting rights, preferential rights to receive dividends or assets upon liquidation, rights of conversion into common stock or other securities, redemption provisions and sinking fund provisions) between the preferred stock or any series thereof and the common stock.  The shares of preferred stock or any series thereof may have full or limited voting powers or be without voting powers.

Although we have no present intent to issue shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holders to block such a transaction, or such issuance might facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some or a majority of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.

 Series A Convertible Preferred Stock

In June 2007, our Board of Directors adopted a resolution designating the Series A Preferred, consisting of 750,000 shares. Currently, there are no shares of Series A Preferred issued and outstanding following the Company’s redemption of all outstanding shares of Series A Preferred, as described below. The following description of the Series A Preferred is a summary only:

Dividends.  Holders of the Series A Preferred are entitled to receive cumulative dividends at the rate per share of 10% per annum. Prior to June 1, 2010, dividends were paid in cash or shares of Series A Preferred, or a combination thereof, pursuant to the terms and conditions of Certificate of Designation of the Relative Rights, Powers and Preference of the Series A Preferred (the “Certificate of Designation”).  After June 1, 2010, the holders may elect to have future dividends paid in cash in the event that during any sixty (60) trading day period commencing on or June 1, 2010, the average closing price shall be less than or equal to $3.00, the Series A Preferred stock conversion price.

Voting Rights.  The holders of the Series A Preferred shall be entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred held by such holder are then convertible.  The holders of Series A Preferred shall vote together with the holders of common stock as a single class.

Liquidation.  Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of Series A Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the stated value of the Series A Preferred ($10 per share), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, for each share of Series A Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series A Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion. The shares of Series A Preferred are initially convertible into shares of the Company's common stock at a price of $3.00 per share, however, the conversion price is subject to adjustment based upon certain conditions.

Certain Price and Share Adjustments.

a)        Stock Dividends and Stock Splits.  If the Company (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (B) subdivides outstanding shares of common stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b)        Merger or Reorganization.  If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each shares of Series A Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series A Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

c)        Mandatory Conversion.  If upon effective registration under the Securities Act the Closing Price of the Company’s common stock is for at least twenty (20) trading days during a period of thirty (30) trading days shall be at least 200% of Conversion Price, than all outstanding shares of Series A Preferred Stock shall automatically be converted  into such number of fully paid and nonassessable shares of common stock at the conversion price in effect at the time of conversion.  Upon such mandatory conversion the number of shares of Series A Preferred shall be automatically reduced by the number of shares that had been designated as Series A Preferred and all references to Series A Preferred shall be deleted herefrom and shall be of no further force or effect.

Redemption. On March 15, 2013, the Company called for the redemption of all outstanding shares of its Series A Preferred, pursuant to the Certificate of Designation, which allows the Company to, upon 30 days written notice, redeem all issued and outstanding shares of Series A Preferred for $10.00 per share (the “Series A Preferred Redemption”).  Holders of Series A Preferred could also elect to convert, rather than redeem, their shares of Series A Preferred into 3.33 shares of common stock, at $3.00 per share. The Company completed the Series A Preferred Redemption on April 15, 2013. All but one holder of Series A Preferred elected to convert their shares of Series A Preferred into shares of the Company’s common stock.

Series B Preferred Stock

In July 2010, our Board of Directors adopted a resolution designating the Series B Preferred, consisting of 600,000 shares and most recently amended the Certificate of Designation of the Relative Rights, Powers and Preference of the Series B Preferred (“Certificate of Designations”) on March 31 2015.  The following description of the Series B Preferred, as amended, is a summary only:

Dividends.  Holders of the Series B Preferred (each a "Holder") are entitled to receive cumulative dividends at the rate per share of 7% per annum if paid by the Company in cash, and 9% per annum if paid by the Company in shares of Series B-1 Preferred.  Dividends are payable quarterly.

Voting Rights.  Each holder of outstanding shares of Series B Preferred is entitled to the number of votes equal to two and one-half shares of Common Stock at each meeting of stockholders of the Company (or by written action of stockholders in lieu of meeting) with respect to all matters presented to the stockholders of the Company for their action or consideration.  Except as provided by law or by the Certificate of Designations, the holders of Series B Preferred vote together with the holders of Common Stock as a single class.

Liquidation.  Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of Series B Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the greater of the stated value of the Series B Preferred ($10 per share), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, or such amount as would have been payable had each share of Series B Preferred been converted into common stock immediately prior to such Liquidation.  In either event, the amount paid shall be paid for each share of Series B Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a)        Stock Dividends and Stock Splits.  If the Company (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (B) subdivides outstanding shares of common stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b)        Merger or Reorganization.  If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which the common stock is converted into or exchanged for securities, cash or other property than each shares of Series B Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of our common stock issuable upon conversion of one share of Series B Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

 Series B-1 Preferred Stock

  In February 2015, our Board of Directors adopted a resolution designating the Series B-1 Preferred, consisting of 300,000 shares and filed the Certificate of Designation of the Relative Rights, Powers and Preference of the Series B-1 Preferred (“Certificate of Designations”) on March 31, 2015.  The following description of the Series B-1 Preferred is a summary only:

Dividends.  Holders of the Series B-1 Preferred are entitled to receive cumulative dividends at the rate per share of 7% per annum if paid by the Company in cash, and 9% per annum if paid by the Company in additional shares of Series B-1 Preferred.  Dividends are payable quarterly.

Voting Rights.  The Series B-1 Preferred does not have voting rights.

Liquidation.  Upon any liquidation, dissolution, or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the holders of Series B-1 Preferred shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the greater of the stated value of the Series B-1 Preferred ($10 per share), plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon, or such amount as would have been payable had each share of Series B-1 Preferred been converted into common stock immediately prior to such Liquidation.  In either event, the amount paid shall be paid for each share of Series B-1 Preferred before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of the Series B-1 Preferred shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Certain Price and Share Adjustments.

a)        Stock Dividends and Stock Splits.  If the Company (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock equivalents; (B) subdivides outstanding shares of common stock into a larger number of shares; (C) combines (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the common stock, any shares of capital stock of the Company, then the conversion price shall be adjusted accordingly.

b)        Merger or Reorganization.  If the Company is involved in any reorganization, recapitalization, reclassification, consolidation or merger in which our common stock is converted into or exchanged for securities, cash or other property than each shares of Series B-1 Preferred shall be convertible into the kind and amount of securities, cash or other property that a holder of the number of shares of common stock issuable upon conversion of one share of Series B-1 Preferred prior to any such merger or reorganization would have been entitled to receive pursuant to such transaction.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus to or through one or more agents, underwriters, dealers or directly to purchasers on a continuous or delayed basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the times of sale, at prices related to such prevailing market prices or at negotiated prices.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, which prospectus supplement  will set forth the terms of the offering including:

●	the public offering price;

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the proceeds from the sale of the securities to us;

●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or reallowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account.  The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  The obligations of the underwriters to purchase the securities will be subject to certain conditions.  The underwriters will be obligated to purchase all the securities offered if they purchase any securities.  The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals.  The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.  We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities.  The terms of these sales will be described in the applicable prospectus supplement.  If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their best efforts to solicit purchases for the period of their appointment.  Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved.  We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution.  Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law.  To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position.  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.  To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions.  Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions.  Those activities may cause the price of the common stock to be higher than it would otherwise be.  If commenced, the underwriters may discontinue any of the activities at any time.

 Any underwriters who are qualified market makers on the NASDAQ Capital Market may engage in passive market making transactions in the common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

 Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act.  Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933.  Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement.  We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

 We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price.  This type of contract may be made only with institutions that we specifically approve.  Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions.  The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

 Each series of securities will be a new issue of securities and will have no established trading market, other than our common stock, which is listed on the NASDAQ Capital Market.  Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange.  It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities.  If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.  No assurance can be given as to the liquidity of the trading market for the securities.

 Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.  Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

 Certain legal matters in connection with this offering were passed upon for us by Edward L. Clissold, Park City Group, Inc. General Counsel.

EXPERTS

 The consolidated financial statements incorporated in this prospectus by reference from Park City Group, Inc.’s Annual Report on Form 10-K for the period ended June 30, 2014 have been audited by HJ & Associates, LLC, of Salt Lake City, Utah, an independent registered public accounting firm as set forth in their report thereon.  Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

 We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

 The following documents filed by us with the SEC are incorporated by reference in this prospectus:

●	Annual Report on Form 10-K for the fiscal year ended June 30, 2014, filed on September 11, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014, filed on November 6, 2014;
●	Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2014, filed on February 5, 2015;
●	Current Report on Form 8-K, originally filed November 17, 2014, as amended on November 18, 2014;
●	Current Report on Form 8-K, originally filed January 28, 2015, as amended on February 5, 2015;
●	Current Report on Form 8-K, filed February 6, 2015;
●	Current Report on Form 8-K, filed March 10, 2015;
●	Current Report on Form 8-K, filed April 3, 2015; and
●
The description of our common stock contained in the Registration Statement on Form 8-A12B filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 25, 2010, including any amendment or report filed with the SEC for the purpose of updating this description.

 We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this Prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this Prospectus.

 Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

 We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at:

Park City Group, Inc.
Attn: Corporate Secretary
299 South Main Street, Suite 2370
Salt Lake City, Utah 84111
(435) 645-2000

  This prospectus is part of a registration statement we filed with the SEC. You should only rely on the information or representations contained in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide information other than that provided in this prospectus and any accompanying prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

572,500 SHARES OF COMMON STOCK

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Brean Capital, LLC

April 10, 2015